UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

WHITEFIBER, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42780	61-2222606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, Floor 11, Suite 30

New York, NY 10001

(646) 801-0779

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	WYFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2026, Enovum NC-1 Midco, LLC, a Delaware limited liability company (“Holdings”), and Enovum NC-1 Bidco, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Holdings (the “Borrower”), each an indirect wholly owned subsidiary of WhiteFiber, Inc., entered into a Term Loan Credit Agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and a consortium of lenders party thereto. Morgan Stanley Senior Funding, Inc. also served as a lead arranger and lead bookrunner.

The Credit Agreement provides for $300.0 million of term loan commitments, consisting of a $200.0 million initial term loan facility and a $100.0 million delayed-draw term loan facility. Initial funding is subject to satisfaction or waiver of conditions relating to readiness and customer acceptance of the first 40 megawatts of capacity at the Borrower’s NC-1 data center and other customary conditions. Initial funding is scheduled to occur within 30 days after the Credit Agreement’s closing date, subject to up to two successive 30-day extensions under the Credit Agreement. The delayed-draw availability period begins on the later of initial funding and receipt of monthly financial statements for the first three consecutive full calendar months following delivery and ends six months after initial funding. Delayed-draw borrowings are subject to final completion of the first 40-megawatt phase of the NC-1 data center project, pro forma financial tests and other conditions. Amounts repaid or prepaid may not be reborrowed.

As of the date of this report, no loans had been funded under the Credit Agreement.

Loan proceeds, when funded, may be used to pay or reimburse Phase 1 construction and punch-list costs for the Borrower’s NC-1 data center in Madison, North Carolina, fund required reserves and pay transaction expenses, subject to the Credit Agreement’s terms. Proceeds may also be used to make permitted distributions to equity holders, subject to the Credit Agreement’s terms.

At the Borrower’s election, loans bear interest at Term SOFR, subject to a 2.00% floor, plus 6.00% per annum, or the base rate, subject to a 3.00% floor, plus 5.00% per annum. A commitment fee accrues on unused commitments from the closing date until their expiration or termination, including by funding. Outstanding obligations bear an additional 2.00% per annum during an event of default. The Borrower must also pay arranger and structuring fees and lender premiums, including an upfront premium payable at closing and funding premiums payable upon each borrowing.

Both facilities mature on the fifth anniversary of the initial funding date. Initial term loans amortize quarterly at 2.50% of the principal amount funded at initial funding, beginning with the quarter ending March 31, 2027. Delayed-draw term loans also amortize quarterly at 2.50%, beginning with the quarter ending on or after the first delayed draw, as calculated and adjusted under the Credit Agreement. Remaining principal is payable at maturity.

Holdings guarantees the Borrower’s obligations under a Guarantee Agreement. Under a Collateral Agreement, the Borrower and Holdings grant security interests in substantially all of the assets of the Borrower, Holdings’ equity interests in the Borrower and indebtedness owed to Holdings, subject to permitted liens, exclusions and other limitations in the loan documents. The Credit Agreement also requires a mortgage on the NC-1 data center as a condition to initial funding. Before initial funding, White Fiber Operating Partnership LP (the “Operating Partnership”) will be required to deliver an unsecured guarantee of Phase 1 completion, including cost overruns, and specified project carry costs. The guarantor’s minimum net-worth and liquidity requirements remain subject to finalization before initial funding. The loans are not guaranteed by WhiteFiber, Inc.

Specified voluntary and mandatory prepayments, repayments, accelerations and lender assignments are subject to a make-whole premium before the second anniversary of initial funding, a 2.00% premium from the second anniversary until the third anniversary, and a 1.00% premium from the third anniversary until the fourth anniversary, with no premium thereafter. Excess-cash-flow prepayments are excluded from these premiums. Mandatory prepayments apply to specified asset-sale and debt-incurrence proceeds, excess cash flow and customer letter-of-credit drawings and termination proceeds, subject to exceptions set forth in the Credit Agreement.

The Credit Agreement contains financial maintenance and operating covenants, including restrictions on distributions and incurrence of indebtedness and liens. Beginning with the test period ending March 31, 2027, the Borrower is required to maintain a minimum debt service coverage ratio and a maximum debt to net operating income ratio. These financial covenants are subject to specified equity-cure rights.

Events of default include payment and covenant defaults, specified project- and customer-agreement defaults, and terminations or material defaults under certain downstream customer arrangements of which the Borrower has actual knowledge. Such events may result in termination of commitments and acceleration of outstanding loans, subject to applicable qualifications and cure periods.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which WhiteFiber will file as an exhibit to its next Annual Report on Form 10-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This report contains forward-looking statements, including statements about anticipated funding under the Credit Agreement, the use of loan proceeds, project completion and guarantee delivery. These statements reflect current expectations and are subject to risks and uncertainties, including the satisfaction or waiver of funding conditions, construction delays and cost overruns, and changes in financing costs. Actual results may differ materially, and there can be no assurance that funding will occur as anticipated or at all. Additional risks are described in WhiteFiber’s filings with the Securities and Exchange Commission. These statements speak only as of the date of this report. WhiteFiber undertakes no obligation to update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEFIBER, INC.

Date: November 10, 2026

By:	/s/ Sam Tabar
Name:	Sam Tabar
Title:	Chief Executive Officer

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